Exhibit 32

SECTION 1350 CERTIFICATION

The undersigned certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The accompanying Quarterly Report on Form 10-Q for the period ended September 30, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the accompanying Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 27, 2016	/s/ Kristine A. Glancy
Kristine A. Glancy
President and Chief Executive Officer
(on behalf of registrant)

Date: October 27, 2016	/s/ Mark Cherrey
Mark Cherrey
Director of Finance and Controller
(interim principal accounting and financial officer)